                                                                    Exhibit 10.2

          Confidential Materials omitted and filed separately with the

         Securities and Exchange Commission. Asterisks denote omissions.

                               PACKAGING AGREEMENT

          This Packaging Agreement (this "Packaging Agreement"), dated June 22, 2006 (the "Effective Date"), by and between Idenix Pharmaceuticals, Inc., a Delaware corporation ("Idenix"), and Novartis Pharmaceuticals Corporation, a Delaware corporation ("NPC").

                                   WITNESSETH:

          WHEREAS, Idenix desires to engage NPC to Package the Product upon the terms and subject to the conditions set forth herein; and

          WHEREAS, NPC wishes to Package the Product upon the terms and subject to the conditions set forth herein; and

          NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

          1.1. Definitions.

          As used in this Packaging Agreement, the following terms will have the meanings ascribed to them below:

          (a) "AAA" has the meaning set forth in Section 12.12.(b)(i) of this Packaging Agreement.

          (b) "Accounting Standards" with respect to NPC means generally accepted accounting principles in the United States or International Accounting Standards.

          (c) "Affiliate" means any corporation, company, partnership, joint venture and/or firm which controls or is controlled by or is under common control with a Party to this Packaging Agreement. For purposes of this definition, "control" or "controlled" means (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities. The Parties acknowledge that in the case of certain entities organized under the laws of certain countries outside the United States, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and that in such case such lower percentage shall be substituted in the preceding sentence; provided that such foreign investor has the power to direct the management and policies of such entity. Notwithstanding the foregoing, neither Party shall be considered an Affiliate of the other for purposes of this Packaging Agreement.

          (d) "Breaching Party" has the meaning set forth in Section 8.3 of this Packaging Agreement.

          (e) "Bulk Product" means a pharmaceutical preparation in galenical form containing beta-L-deoxy-thymidine, also known as telbivudine, as the sole active ingredient.

          (f) "Business Day" means a day on which banking institutions in both New York, New York and Basel, Switzerland are open for business.

          (g) "C.O.D." means cash on delivery.

          (h) "Commercially Reasonable Efforts" means, with respect to the efforts to be expended by a Party with respect to any objective, reasonable, diligent, good faith efforts to accomplish such objective as such Party would normally use to accomplish a similar objective under similar circumstances.

          (i) "Confidential Information" has the meaning set forth in Section 10.1.

          (j) "Effective Date" means the date written in the preamble of this Packaging Agreement.

          (k) "Executive Officers" means the Chief Executive Officer of Idenix (or a senior executive officer of Idenix designated by Idenix' Chief Executive Officer) and the Chief Executive Officer of NPC (or a senior executive officer of NPC designated by NPC's Chief Executive Officer).

          (l) "Fee" has the meaning set forth in Section 6.1 of this Packaging Agreement.

          (m) "Forms" has the meaning set forth in Section 12.7 of this Packaging Agreement.

          (n) "Fully Allocated Manufacturing Cost" means, with respect to NPC's activities under this Packaging Agreement, all direct and indirect costs and overhead allocable to conduct of such activities in accordance with the Accounting Standards, including but not limited to project and cost accounting consistently applied, such cost items to include, without limitation, costs of raw materials, supplies, other resources consumed in the conduct of such activity, rent, real estate depreciation, utilities, insurance, equipment lease payments, equipment depreciation and labor, plus general and administrative and similar expenses reasonably allocated to the conduct of such Packaging activities. For the avoidance of doubt, to the extent incurred by NPC, Fully

Allocated Manufacturing Cost shall include the expenses for transportation of the Bulk Product from the point of entry into the United States to the packaging facility of NPC, including warehousing, customs clearance, transportation, insurance and quality assurance and shall exclude the cost of Bulk Product.

          (o) "including" or "includes" means "including, without limitation," or "includes, without limitation".

          (p) "Indemnified Party" has the meaning set forth in Section 11.3 of this Packaging Agreement.

          (q) "Indemnifying Party" has the meaning set forth in Section 11.3 of this Packaging Agreement.

          (r) "Law" means any law, statute, rule, regulation, ordinance or other pronouncement having the effect of law of any federal, national, multinational, state, country, city or other political subdivision, or any rule, regulation, or published guidelines promulgated by any governmental entity, law, statute, rule, regulation, ordinance or other pronouncement having the effect of law of any federal, national, state, provincial, county, city or other political subdivision.

          (s) "Losses" means liabilities, losses, costs, damages, fees or expenses (including reasonable fees and expenses of legal counsel).

          (t) "Non-Breaching Party" has the meaning set forth in Section 8.3 of this Packaging Agreement.

          (u) "Packaged Product" means the Bulk Product in final packaged form, including approved labeling, labeling inserts as required by applicable law, primary packaging, including but not limited to wholesale bottling, and secondary packaging, including but not limited to cartoning, packing and other forms of packaging necessary to meet the legal and commercial requirements for sale of such product.

          (v) "Packaging" means the process of packaging and labeling the Bulk Product, thereby creating the Packaged Product. The terms "Package" and "Packaged" shall be interpreted accordingly.

          (w) "Packaging Agreement" has the meaning set forth in the preamble hereof.

          (x) "Packaging Materials" means any material employed in the Packaging of the Bulk Product, excluding freight containers and other outer packaging used solely for facilitating transportation and shipment, but including the product label, information leaflet and other product inserts necessary to meet legal requirements.

          (y) "Party" means each of NPC and Idenix.

          (z) "Proposed Resolution Deadline" has the meaning set forth in
Section 12.12.(b)(iii) of this Packaging Agreement.

          (aa) "Quality Agreement" has the meaning set forth in Section 5.1 of this Packaging Agreement.

          (bb) "Rejection" has the meaning set forth in Section 3.4(a) of this Packaging Agreement.

          (cc) "Rejection Disagreement" has the meaning set forth in Section 3.4(b) of this Packaging Agreement.

          (dd) "Term" has the meaning set forth in Section 8.1 of this Packaging Agreement.

          (ee) "Territory" means the United States of America, and all of its territories and possessions, and shall include Puerto Rico.

          (ff) "Third Party" means any entity other than NPC or Idenix, or any of their respective Affiliates.

          (gg) "Third-Party Claim" has the meaning set forth in Section 11.3 of this Packaging Agreement.

                                    ARTICLE II
                                    PACKAGING

          2.1. Engagement. During the Term and upon the terms and subject to the conditions set forth herein, Idenix hereby agrees to have NPC Package, and NPC agrees to Package, all of Idenix' requirements for the Packaged Product for sale in the Territory.

          2.2. Supply of Bulk Product. With reference to the provisions regarding the supply of Packaged Product by NPC to Idenix, Idenix will be responsible for providing to NPC such Bulk Product free of charge in such quantities as are sufficient for NPC to Package the Bulk Product and meet Idenix' orders for Packaged Product. Idenix will be responsible for providing such Bulk Product to NPC no later than [**] months in advance of the delivery date stated in accordance with Section 3.2.

          2.3. Importation and Delivery of Bulk Product. Idenix will be responsible for importing Bulk Product into the United States using a customs broker designated by NPC reasonably acceptable to Idenix. Idenix will further be responsible for transporting Bulk Product imported into the United States from the point of entry to

NPC's packaging facility designated in, or in accordance with, Section 2.5 hereto using the carrier or carriers designated by NPC reasonably acceptable to Idenix and following NPC's standard procedure applicable to this type of transports. NPC will fully insure or procure the insurance of all consignments of the Bulk Product between the time of delivery of the Bulk Product to NPC and NPC's supply of Packaged Product to Idenix, provided, however, that NPC will not be responsible for loss of or damage to the Bulk Product other than (i) by not providing aforesaid insurance coverage, (ii) in the event of NPC's breach of this Packaging Agreement or (iii) NPC's negligence or willful misconduct.

          2.4. Packaging Materials. NPC shall procure all Packaging Materials for Packaged Product under this Packaging Agreement. All such Packaging Materials will (i) be in accordance with the Specifications, and (ii) include the appropriate product trademarks associated with the Packaged Product, in the manner and to the extent specified in the Specifications. Idenix will be responsible for ensuring the accuracy of all information contained in the Specifications and for the compliance of the Specifications and of all such information with applicable Law. NPC shall use reasonable efforts to accommodate any changes to the Specifications required by Law and/or reasonably requested by Idenix, at Idenix' expense, within a reasonable timeframe to be agreed upon by both Parties.

          2.5. Facility. NPC shall Package the Bulk Product at its facility at 25 Old Mill Road, Suffern, NY 10901. NPC may not change the facility at which it Packages the Bulk Product without the prior written consent of Idenix.

                                   ARTICLE III
                         FORECASTS, ORDERS AND SHIPMENT

          3.1. Forecasts.

          (a) In order to assist the planning of production runs for the Packaging of the Bulk Product, Idenix shall, at least [**] days in advance of the commencement of each calendar month during the Term, provide NPC with its monthly rolling forecast of the quantities of Packaged Product that Idenix estimates it will be requiring for the coming [**] months.

          (b) NPC shall be entitled to order sufficient quantities of long lead time Packaging Materials, but no more than [**] months' demand, to meet Idenix' forecasts and Idenix shall be responsible for the cost of such Packaging Materials in the event and to the extent that they are not used because the forecasted amounts are not ordered in accordance with Section 3.2.

          (c) The forecast for the first [**] months of each rolling forecast pursuant to Section 3.1(a) shall be binding, thereby committing Idenix to have NPC Package the stated amount of Bulk Product by placing corresponding orders in accordance with
Section 3.2 below and committing NPC to package such amount.

          3.2. Orders. Idenix will place orders for Packaged Product in writing at least [**] weeks in advance of Idenix' requested delivery dates. Each such order will specifically refer to this Packaging Agreement and will specify the quantity and description of Packaged Product ordered, the requested delivery date, the delivery address, the transportation method and carrier and any special instructions requested, provided, however, that (i) Idenix will not request more than one (1) delivery per calendar month, (ii) each order will set forth a delivery date that is not less than [**] complete calendar weeks after the date of such order, and (iii) and no such delivery date shall be on a day other than a Business Day. The minimum size of any order placed by Idenix will be a full batch in accordance with Exhibit 1, except with the advance written approval of NPC. In addition, with respect to each month covered by such order, such order will be for amounts of Packaged Product not more than one batch over or under the forecasted amounts for the Packaged Product for such month contained in the binding forecast delivered hereunder in accordance with Section 3.1(c). The order forms will be delivered to such location as NPC designates in writing to Idenix from time to time. The date an order will be deemed placed will be the date that NPC actually receives the order form containing such order. Each such order will be a firm order and Idenix will be fully responsible for any changes to a firm order. NPC in its sole discretion may reject any order that does not comply with this Packaging Agreement and all other orders that comply with this Packaging Agreement will be accepted. Orders will be deemed accepted by NPC unless NPC provides notification of rejection in accordance with the immediately preceding sentence, along with the reason for rejection, to Idenix within five (5) Business Days of receipt of the order. In the event that an order is rejected, NPC and Idenix will cooperate in good faith to resolve any supply issues raised by such order.

          3.3. Delivery.

          (a) NPC shall supply the Packaged Product in response to each order placed in accordance with the terms of this Packaging Agreement by Idenix, provided, that such order will be deemed to have been fully satisfied if the quantity of the Packaged Product supplied is not more than [**] percent ([**]%) and not less than [**] percent ([**]%) of the quantity of Packaged Product ordered. NPC shall deliver orders on the requested delivery date. In the event delivery of any ordered shipment is delayed by more than [**] days, Idenix will, in addition to other remedies, be entitled to revise its forecasts and reschedule orders under Section 3.1 and Section 3.2 to address such delay in a reasonable manner without penalty to Idenix. If NPC anticipates a problem supplying the required quantities, NPC and Idenix shall in good faith discuss and determine the best way to handle the situation.

          (b) All Packaged Product delivered under this Packaging Agreement will be delivered [**] the Packaging site to such location designated by Idenix in the applicable purchase order. Idenix will pay all freight, insurance charges, taxes, duties, inspection fees and other charges applicable to the supply and transport of Packaged Product supplied to Idenix. The Parties agree that Idenix retains title and, except as otherwise provided herein, retains throughout the Packaging process the risk of loss of, and damage to, Bulk Product. In the event loss of, or damage to, the Packaged Product after delivery to the carrier, Idenix will be responsible to file claims with the carrier. NPC will cooperate with Idenix in the filing and prosecution of such claims.

          3.4. Acceptance and Rejection.

          (a) Acceptance. Idenix shall notify NPC in writing within timelines specified in the Quality Agreement of any apparent non-conformity of the Packaged Product to the applicable Specifications (a "Rejection") and Idenix shall return to NPC, at Idenix's expense, samples of the rejected Packaged Product with a reasonably detailed statement of the claimed defect. If Idenix fails to so notify NPC, Idenix will be deemed to have accepted such Packaged Product; provided that if the non-conformity results from a defect that is not typically observed by routine inspection, Idenix will have the right to reject such Packaged Product if it notifies NPC of such Rejection within the timelines specified in the Quality Agreement.

          (b) Disputes regarding Rejection. Upon receipt of a Rejection, NPC shall have twenty (20) Business Days to advise Idenix by notice in writing if it disagrees with such Rejection (a "Rejection Disagreement"). If the Parties fail to agree within ten (10) Business Days after Idenix' receipt of a Rejection Disagreement, the Parties shall mutually select an independent laboratory to evaluate the samples returned by Idenix. Such evaluation shall be binding on the Parties. If such evaluation certifies that any of such samples do not conform to the applicable Specifications, NPC shall pay the costs and expenses of such evaluation, all costs and expenses incurred by Idenix in returning the samples of the rejected Packaged Product and all costs incurred in replacing the non-conforming Packaged Product. If such evaluation certifies that all such samples conform to the applicable Specifications, Idenix shall pay the costs and expenses of such evaluation and shall pay NPC the Fee for the rejected Packaged Product.

          (c) Consequences of accepted or non-disputed Rejection. Idenix will not be required to pay NPC for any Packaged Product that does not conform to the applicable Specifications. NPC shall, at its expense, replace any non-conforming Packaged Product that does not conform to the applicable Specifications [**].

          3.5. Secondary Supplier. Idenix and NPC shall work together to identify and appoint a Secondary Supplier.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

          4.1. Representations and Warranties of NPC.

          NPC hereby represents and warrants to Idenix that

          (a) Product. The Packaging of all Bulk Product delivered pursuant to the terms hereof by NPC to Idenix or its designee during the Term shall at delivery be in compliance with the Specifications and the requirements pursuant to the Quality Agreement.

          (b) Authorization. This Packaging Agreement has been duly executed and delivered by NPC. This Packaging Agreement, assuming it constitutes a valid and legally binding obligation of Idenix, constitutes a valid and binding obligation of NPC, enforceable against NPC in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, fraudulent transfer, insolvency, moratorium or other similar laws relating to or affecting creditors' rights generally or by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses. The execution, delivery and performance of this Packaging Agreement has been duly authorized by all necessary corporate action on the part of NPC and its respective officers and directors.

          (c) Absence of Conflicts. The execution, delivery and performance of this Packaging Agreement by NPC, the consummation by NPC of the transactions contemplated hereby and the compliance by NPC with the provisions hereof do not conflict with or constitute a default under any agreement, instrument or understanding, oral or written to which it is a party or by which it may be bound, does not conflict with any provision of any of its organizational documents and does not conflict with or violate any applicable Law.

          (d) Organization and Standing. NPC is a corporation, duly organized, validly existing and in good standing under the Laws of the State of Delaware.

          (e) Power and Authority. NPC has corporate power and authority to execute, deliver and perform this Packaging Agreement and to consummate the transactions contemplated hereby.

          (f) Facility Warranty. NPC hereby represents and warrants to Idenix that any of its facilities at which the Bulk Product is Packaged has and shall retain all necessary approvals of the FDA to Package the Bulk Product at such facility. NPC further represents and warrants that, to the best of its knowledge, it is not currently subject to any regulatory enforcement activity which, if determined adversely to NPC, would prohibit or restrict NPC's performance of its obligations arising pursuant to this Packaging Agreement.

          (g) Personnel Warranty. NPC represents that no person employed by NPC in connection with this Packaging Agreement has been debarred under Subsection
(a) or (b) of Section 306 of the Federal Food, Drug and Cosmetic Act (21 USC
335a) and that no person who has been debarred under Subsection (a) or (b) of
Section 306 of said Act will be employed by NPC in connection with this Packaging Agreement.

          4.2. Representations and Warranties of Idenix. Idenix hereby represents and warrants to NPC:

          (a) Authorization. This Packaging Agreement has been duly executed and delivered by Idenix. This Packaging Agreement, assuming it constitutes a valid and legally binding obligation of NPC, constitutes a valid and legally binding obligation of Idenix, enforceable against it in accordance with its terms except as enforceability may be limited by applicable bankruptcy, fraudulent transfer, insolvency, moratorium or other similar Laws relating to or affecting creditors' rights generally or by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses. The execution, delivery and performance of this Packaging Agreement has been duly authorized by all necessary corporate action on the part of Idenix and its respective officers and directors.

          (b) Absence of Conflicts. The execution, delivery and performance of this Packaging Agreement by Idenix, the consummation by Idenix of the transactions contemplated hereby and the compliance by Idenix with the provisions hereof do not conflict with or constitute a default under any agreement, instrument or understanding, oral or written to which it is a party or by which it may be bound, does not conflict with any provision of any organizational documents of Idenix and does not conflict with or violate any applicable Law.

          (c) Organization and Standing. Idenix is a corporation, duly organized, validly existing and in good standing under the Laws of the State of Delaware.

          (d) Power and Authority. Idenix has full corporate power and authority to execute, deliver and perform this Packaging Agreement and to consummate the transactions contemplated hereby.

          4.3. Disclaimer. EXCEPT AS EXPRESSLY STATED IN THIS PACKAGING AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, TO THE OTHER PARTY, INCLUDING ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                                    ARTICLE V
                                QUALITY ASSURANCE

          5.1. Quality Agreement. The provisions of the quality agreement (the "Quality Agreement"), attached hereto as Exhibit 2, are incorporated herein by reference.

                                   ARTICLE VI
                               PRICE AND PAYMENTS

          6.1. Fee. The fee payable by Idenix to NPC for Packaging the Bulk Product and conducting its other activities in accordance with this Packaging Agreement shall be equivalent to the total of (i) Fully Allocated Manufacturing Costs, and (ii) and a mark-up of [**] percent ([**]%) of the Fully Allocated Manufacturing Costs (collectively, the "Fee"). Such Fee shall be exclusive of any applicable sales or other tax.

          6.2. Invoices. Upon dispatch of each shipment of Packaged Product to Idenix, NPC will send an invoice to Idenix for the Fee related to such shipment. Such invoice will be sent to an address specified in writing by Idenix to NPC. Idenix will pay each such invoice within thirty (30) days of the delivery of such shipment by check or electronic funds transmission in U.S. Dollars as specified in any such invoice, without any offset or deduction of any nature whatsoever. All payments will be made to such account as NPC will have specified in writing to Idenix with written confirmation of payment sent by facsimile to such address as NPC will have specified in writing to Idenix.

          6.3. Interest. If Idenix fails to pay any invoiced amount when due, a service charge will be imposed by NPC equal to the lesser of [**] percent ([**]%) of the unpaid amount per month or the highest rate permitted by applicable Law, compounded monthly, calculated on the number of days for which such amountpayments remains unpaid.

          6.4. Separate Sale. Each delivery of Packaged Product to Idenix will constitute a separate shipment, obligating Idenix to pay therefor, whether said shipment is in whole or only partial fulfillment of any order or confirmation issued in connection therewith.

          6.5 Audit. NPC shall keep, and shall cause its Affiliates to keep, complete and accurate records of the data, including expense data, relating to the reports and payments required under this Packaging Agreement. Idenix will annually have the right, at its own expense, to have an independent, certified public accountant, selected by Idenix and reasonably acceptable to NPC, review any such records pertaining to the Fee in the location(s) where such records are maintained by NPC or its Affiliates, upon reasonable advance written notice and during regular business hours and under obligations of confidentiality reasonably acceptable to NPC, for the sole purpose of verifying the basis and accuracy of invoices made pursuant to this Article VI in the calendar year preceding such audit request. If the review of such records reveals that NPC failed to accurately report information pursuant to this Article VI, then NPC shall promptly reimburse to Idenix any overpayments by Idenix, together with interest calculated in the manner provided for in Section 6.3.

                                   ARTICLE VII
                                    INSURANCE

          7.1. Insurance. At all times from the Effective Date through that date which is three years after the expiration date for each Packaged Product supplied to Idenix hereunder, Idenix and NPC will each maintain product liability insurance in an amount of not less than $1,000,000 per occurrence, $5,000,000 annual aggregate. The insurance obligations hereunder may be met, partly or entirely, by a program of self-insurance.

                                  ARTICLE VIII
                              TERM AND TERMINATION

          8.1. Term. This Packaging Agreement will commence on the Effective Date and remain in force and effect until terminated by either Party in accordance with this Article VIII (the "Term").

          8.2. Termination. Either Party will have the right to terminate this Packaging Agreement with or without cause effective anytime after the third anniversary of the Effective Date with twelve (12) month prior written notice.

          8.3. Termination For Material Breach. Upon any material breach of this Packaging Agreement by either Party (the "Breaching Party"), the other Party (the "Non-Breaching Party") may, by providing thirty (30) days' written notice to the Breaching Party, terminate this Packaging Agreement. The termination shall become effective at the end of the notice period unless the Breaching Party cures such breach during such notice period. Notwithstanding the foregoing, if such breach, by its nature, is incurable, the Non-Breaching Party may terminate this Packaging Agreement immediately upon written notice to the Breaching Party.

          8.4. Insolvency. This Agreement may be terminated upon thirty (30) days' prior written notice by either Party at any time during this Packaging Agreement if the other Party files in any court pursuant to any statute of any government in any country a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the Party or of its assets; or if any Person proposes a written agreement of composition for extension of such other Party's debts; or if the other Party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty
(60) days after filing thereof; or if the other Party shall be a party to any dissolution or liquidation; or if the other Party shall make a general assignment for the benefit of its creditors; or if the other Party is subject to any final order regarding insolvency or bankruptcy which can be expected to have a material adverse effect on the Packaging and/or supply of Packaged Product.

          8.5. Effect of Termination. If this Packaging Agreement is terminated pursuant to Sections 8.2, 8.3 or 8.4:

          (a) all financial obligations under this Packaging Agreement existing as of the effective date of such termination shall remain in effect until fulfilled;

          (b) except as set forth in this Section 8.5, all of the Parties' obligations under this Packaging Agreement shall terminate;

          (c) Idenix acknowledges and agrees that, if NPC terminates this Packaging Agreement pursuant to Section 8.3 or 8.4, NPC will be entitled to cancel any order accepted prior to the date notice of termination is given, and will not be obligated to ship any Packaged Product ordered by Idenix pursuant to such order except as such Packaged Product may be included in those shipped pursuant to Section 8.5 (g) below.

          (d) If NPC terminates this Packaging Agreement pursuant to Section 8.3 or 8.4 and if Idenix will default in the payment of any indebtedness to NPC when and as the same will become due and payable, and if such default will continue for a period of ten (10) Business Days after written notice of such default will have been given to Idenix, then all of the Fee payment obligations of Idenix to NPC, whether then due or not, will become immediately due and payable.

          (e) The termination of this Packaging Agreement will not release Idenix from the obligation to pay any sum that it may be owing to NPC (whether then or thereafter due to NPC) or operate to discharge any liability that had been incurred by either Party prior to any such termination.

          (f) If NPC terminates this Packaging Agreement pursuant to Section 8.3 or 8.4, during the period between the giving of any notice of termination pursuant to this Article VIII and the effective date of the termination as set forth in such notice, all Packaged Product will be delivered to Idenix solely on a C.O.D. basis.

          (g) Upon termination of this Packaging Agreement, NPC (i) will transfer, or will cause to be transferred, all remaining Packaged Product and work in process relating to the Packaging of the Bulk Product and Packaging Materials acquired in reasonable quantities during the Term to fulfill NPC's obligations hereunder but only to fulfill NPC's obligations hereunder, by delivery to Idenix of all Packaged Product at the price determined in accordance with Article VI, and (ii) will return to Idenix all consigned Bulk Product on hand at NPC.

          (h) It is understood and agreed that Idenix will be responsible for all Packaging of the Bulk Product after termination of this Packaging Agreement.

          (i) Termination of this Packaging Agreement will not relieve the Parties hereto of any obligation accruing prior to such termination. The rights and obligations of the parties hereto under Section 6.5, Articles IV, VII, VIII, IX, X, XI and XII, and, with respect to any Packaged Product supplied prior to the termination of this Packaging Agreement or pursuant to Section 8.5(g) of this Packaging Agreement, Sections 3.4, 4.1(a) and 7.1 of this Packaging Agreement will survive the termination of this Packaging Agreement.

                                   ARTICLE IX
                                  FORCE MAJEURE

          9.1. Force Majeure. Except as otherwise expressly set forth in this Packaging Agreement, neither Party will be deemed to have defaulted under or breached this Packaging Agreement for failure or delay in fulfilling or performing any term or provision of this Packaging Agreement (other than the payment of money) when such failure or delay will be caused (directly or indirectly) by: any act of God, accident, explosion, fire, storm, sabotage, earthquake, flood, drought, peril of the sea, riot, embargo, war, any Law of general application, seizure, requisition or allocation, any failure or delay of transportation, shortage of or inability to obtain supplies, equipment, fuel or labor, labor strike by common carriers or by the delayed Party's employees or agents, or any other circumstance or event beyond the reasonable control of the Party relying upon such circumstances or event to excuse such Party's delay or failure to perform hereunder. Such Party shall be so excused only during the period of such circumstance or event and such Party shall use Commercially Reasonable Efforts to remedy such situation and commence compliance with this Packaging Agreement as soon as possible notwithstanding such circumstance or event.

                                   ARTICLE X
                                 CONFIDENTIALITY

          10.1. Confidential Information; Exceptions. Except to the extent expressly authorized by this Packaging Agreement or otherwise agreed in writing, the Parties agree that the receiving Party shall keep confidential (except to the extent reasonably necessary for regulatory approval of the Packaged Products or for the filing, prosecution and maintenance of patent rights), and shall not publish or otherwise disclose or use for any purpose other than as provided for in this Packaging Agreement without the prior written consent of the disclosing Party, any information or materials, including, without limitation, proprietary information and materials (whether or not patentable) regarding the other Party's technology, products, business information or objectives, that is designated as confidential by the disclosing Party or is treated as confidential by the disclosing Party in the regular course of business such whether furnished to the receiving Party, directly or indirectly, by the other Party or learned by the receiving Party from or through its exercise of its rights pursuant to this Packaging Agreement (collectively,

"Confidential Information"), except to the extent that the Confidential Information (as determined by competent evidence):

          (a) was already known to, or used by, the receiving Party at the time of disclosure by the disclosing Party;

          (b) either before or after the date of the disclosure to the receiving Party, becomes published or generally known to the public (including information known to the public through the sale of products in the ordinary course of business), without the receiving Party or its Affiliates, consultants or advisors violating this Article X;

          (c) either before or after the date of the disclosure to the receiving Party, is lawfully disclosed to the receiving Party by sources other than the disclosing Party rightfully in possession of the Confidential Information;

          (d) is independently developed by or for the receiving Party without reference to or reliance upon the Confidential Information.

          Notwithstanding anything set forth herein to the contrary, this
Article X shall not prohibit the receiving Party from disclosing Confidential Information of the disclosing Party that is required to be disclosed by the receiving Party to comply with applicable Laws, to defend or prosecute litigation or to comply with governmental orders or regulations; provided that, to the extent practicable, the receiving Party provides prior written notice of such disclosure to the disclosing Party and assists the disclosing Party in its reasonable and lawful efforts to avoid and/or minimize the degree of such disclosure.

          10.2. Employee and Advisor Obligations. Each Party agrees that it shall provide Confidential Information received from the other Party only to its employees, consultants and advisors, and to the employees, consultants and advisors of such Party's Affiliates, who have a need to know and have an obligation to treat such information and materials as confidential under terms no less restrictive than those set forth herein.

          10.3. Term. All obligations of confidentiality imposed under this
Article X shall expire five (5) years following the later of termination of this Packaging Agreement and expiration or termination of the last to expire or terminate other agreement between the Parties, and/or Novartis Pharma AG and Idenix, with respect to the Packaged Product.

          10.4. Publicity. Neither Party shall issue any press release or public announcement relating to any Bulk Product or Packaged Products in the Territory or this Packaging Agreement without the prior written approval of the other Party or, with respect to NPC, an Affiliate of NPC, which approval shall not be unreasonably withheld, except that a Party may issue such a press release or public announcement if required by Law, including without limitation by the rules or regulations of the United States Securities and Exchange Commission or similar regulatory agency in a country other than the United States or of any stock exchange or Nasdaq; provided that the other Party has received prior notice of such intended press release or public announcement if practicable under the circumstances and the Party subject to the requirement includes in such press release or public announcement only such information relating to the Bulk Product or Packaged Product or this Packaging Agreement as is required by such Law. The rights of approval and notice granted to a Party in accordance with the preceding sentence shall only apply for the first time that specific information is to be disclosed, and shall not apply to the subsequent disclosure of substantially similar information that has previously been disclosed.

                                   ARTICLE XI
                                 INDEMNIFICATION

          11.1. By NPC. NPC will indemnify, defend and hold harmless Idenix and its Affiliates and their respective officers, directors, employees, agents, at NPC's cost and expense, from and against any and all Losses arising out of (a) any breach by NPC of any of its representations and warranties, covenants or obligations contained in this Packaging Agreement or (b) the negligence or willful misconduct of NPC or its Affiliates, or any of their respective directors, officers, employees and agents, in the performance of obligations or exercise of rights under this Packaging Agreement (except to the extent caused by a breach by Idenix of its representations, warranties or obligations pursuant to this Packaging Agreement).

          11.2. By Idenix. Idenix will indemnify, defend and hold harmless NPC and its Affiliates and their respective officers, directors, employees, agents, at Idenix' cost and expense, from and against any and all Losses arising out of
(i) a breach by Idenix of any of its representations and warranties, covenants or obligations contained in this Packaging Agreement, or (ii) the negligence or willful misconduct of Idenix or its Affiliates, or any of their respective directors, officers, employees and agents, in the performance of obligations or exercise of rights under this Packaging Agreement.

          11.3. Procedures. If any claim, demand, action or proceeding is made or commenced by any Third Party (a "Third-Party Claim") against any person that is entitled to be indemnified with respect thereto under this Article XI (an "Indemnified Party"), the Indemnified Party shall give the Party obligated to provide the indemnity (the "Indemnifying Party") prompt written notice thereof or, if earlier, upon the assertion of any such claim by a Third Party); provided that the failure to give such written notice shall not affect the indemnification obligation of the Indemnifying Party under this Packaging Agreement except and only to the extent such Indemnifying Party is actually prejudiced as a result of such failure to give notice. Within thirty (30) days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such action, suit, proceeding or claim with counsel reasonably satisfactory to the Indemnified Party. If the Indemnifying Party does not assume control of such defense, the Indemnified Party shall control such defense. The Party not controlling such defense shall have the right to participate in the defense of the Third-Party Claim at its own expense through counsel of its choice; provided that if the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes, based on advice from counsel, that the Indemnifying Party and the Indemnified Party have conflicting interests with respect to such action, suit, proceeding or claim, the Indemnifying Party shall be responsible for the reasonable fees and expenses of counsel to the Indemnified Party solely in connection therewith; provided further, however, that in no event shall the Indemnifying Party be responsible for the fees and expenses of more than one counsel in any one jurisdiction for all Indemnified Parties. The Party controlling such defense shall keep the other Party advised of the status of such action, suit, proceeding or claim and the defense thereof and shall consider recommendations made by the other Party with respect thereto. The Indemnified Party shall not agree to any settlement of such action, suit, proceeding or claim without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld. The Indemnifying Party shall not consent to any settlement of such action, suit, proceeding or claim or consent to any judgment in respect thereof that would imposes any liability or obligation on the Indemnified Party or which does not completely and unconditionally release the Indemnified Party from all liability in respect of the Third-Party Claim without the prior written consent of the Indemnified Party.

                                   ARTICLE XII
                                  MISCELLANEOUS

          12.1. LIMITATION ON LIABILITY. NEITHER NPC's OR IDENIX' WILL BE LIABLE TO THE OTHER FOR PUNITIVE, EXEMPLARY, SPECIAL, MULTIPLE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER IN CONTRACT, WARRANTY, NEGLIGENCE, TORT, STRICT LIABILITY OR OTHERWISE, ARISING OUT OF OR RELATING TO THIS PACKAGING AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, OR FOR LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES, EXCEPT WHERE SUCH DAMAGES OR LOST PROFITS ARE REQUIRED TO BE PAID TO A THIRD PARTY BY AN INDEMNIFYING PARTY UNDER ARTICLE XI; PROVIDED, HOWEVER, THIS EXCLUSION IS NOT INTENDED TO, NOR WILL, EXCLUDE ACTUAL OR COMPENSATORY DAMAGES OF THE AFFECTED PARTY.

          12.2. Assignment. Neither Idenix nor NPC may assign this Packaging Agreement in whole or in part without the consent of the other Party; provided that (a) either Party may assign this Packaging Agreement to an Affiliate on the condition that the assigning Party shall remain primarily liable hereunder for the prompt and punctual payment and performance of all obligations of the assignee, and (b) this Packaging Agreement may be assigned by a Party to a Third Party in connection with a sale or transfer of all or substantially all of such Party's business to which this Packaging

Agreement relates. This Packaging Agreement shall be binding upon, and shall inure to the benefit of, all permitted successors and assigns.

          12.3. Subcontracting. NPC shall have the right to subcontract any of its obligations hereunder to a Third Party only with the prior written consent of Idenix, such consent not to be unreasonably withheld, delayed or conditioned, provided, however, that NPC may subcontract any of its obligations hereunder other than the obligation to Package without Idenix' consent. In either case, NPC shall procure that the terms of the subcontract are not inconsistent with the terms of this Packaging Agreement. Furthermore, NPC shall procure that the confidentiality provisions of the subcontract are no less onerous than the confidentiality provisions set forth herein. NPC shall remain liable under this Packaging Agreement until such obligations are satisfied.

          12.4. Severability. If any provision of this Packaging Agreement is held to be illegal, invalid or unenforceable by any Law or public policy, the remaining provisions of this Packaging Agreement will nevertheless remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties will negotiate in good faith to modify this Packaging Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

          12.5. Notices. All notices or other communications which are required or permitted hereunder will be in writing and delivered personally, sent by telecopier (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, addressed as follows:

          If to NPC, to:

          Novartis Pharmaceuticals Corporation
          59 Route 10
          East Hanover, NJ 07936
          Attn: James A. Edwards
                Vice President - U.S. Supply Chain Management
          Telephone: (862) 778-5599
          Facsimile: (973) 781-5324
          with a copy (which will not constitute notice) to:

          Novartis Pharmaceuticals Corporation
          59 Route 10
          East Hanover, NJ 07936
          Attn: General Counsel
          Telephone: (862) 778-5230
          Facsimile: (973) 781-5260

          If to Idenix, to:

          Idenix Pharmaceuticals, Inc.
          60 Hampshire Street
          Cambridge, MA 02139
          Attn: VP, Manufacturing
          Telephone: 617-995-9800
          Facsimile: 617-995-9801

          with a copy to:

          Idenix Pharmaceuticals, Inc.
          60 Hampshire Street
          Cambridge, MA 02139
          Attn: General Counsel
          Telephone: 617-995-9800
          Facsimile: 617-995-9801

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Notice shall be deemed to have been delivered upon personal delivery or (a) four (4) days after deposit in the mail or the business day next following deposit with a reputable overnight courier and (b) in the case of notices provided by telecopy (which notice shall be followed immediately by an additional notice pursuant to clause
(a) above if the notice is of a default hereunder), upon completion of transmissions to the addressee's telecopier.

          12.6. Applicable Law. This Packaging Agreement will be governed by and construed in accordance with the Laws of the State of New York, without giving effect to principles of conflict of Laws thereof.

          12.7. Entire Agreement. This Packaging Agreement and the attached Schedules and Exhibits, which are incorporated herein, constitute the entire agreement between the Parties with respect to the subject matter hereof and all prior agreements with respect hereto are superseded. No amendment or modifications hereof will be binding upon the Parties unless set forth in a writing specified to be an explicit amendment to this Packaging Agreement duly executed by authorized representatives of each of the Parties hereto. The Parties recognize that, during the Term, a purchase order, acknowledgement form or similar routine document (collectively "Forms") may be used to implement or administer provisions of this Packaging Agreement. Therefore, the Parties agree that the terms of this Packaging Agreement will prevail in the event of any conflict between this Packaging Agreement and the printed provision of such Forms, or typed provisions of Forms that add to, vary, modify or are at conflict with the provisions of this Packaging Agreement.

          12.8. Headings. The headings used in this Packaging Agreement are intended for convenience only and will not be considered part of the written understanding among the Parties and will not affect the construction of this Packaging Agreement.

          12.9. Independent Contractors. It is expressly agreed that NPC, on the one hand, and Idenix, on the other hand, will be independent contractors and that neither the relationship among the Parties nor this Packaging Agreement will be construed as creating a partnership, joint venture or agency. Neither NPC, on the one hand, nor Idenix, on the other hand, will have the authority to make any statements, representations or commitments of any kind, or to take any action or to incur any liability or obligation which will be binding on the other, without the prior written consent of the other Party to do so. All persons employed by a Party will be employees of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment will be for the account and expense of such Party. Neither Party shall have any responsibility for the hiring, firing or compensation of the other Party's employees or for any such employee's employee benefits.

          12.10. Waiver. The waiver by either Party of any right hereunder or the failure to perform or of a breach by the other Party will not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

          12.11. Counterparts. This Packaging Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument even if both Parties have not executed the same counterpart. Signatures provided by facsimile transmission shall be deemed to be original signatures.

          12.12. Dispute Resolution. The Parties shall negotiate in good faith and use reasonable efforts to settle any dispute arising from or related to this Packaging Agreement or the breach thereof. If the Parties do not fully settle, and a Party wishes to pursue the matter, each such dispute shall be resolved as follows:

          (a) Executive Officers. The Executive Officers shall meet to attempt to resolve such dispute.

          (b) Arbitration.

          (i) If the Executive Officers do not resolve such dispute within ten
     (10) Business Days after either Party requests such a meeting, either Party may make a written demand for formal dispute resolution and such dispute shall be settled by arbitration administered by the American Arbitration Association ("AAA") under its Commercial Arbitration Rules, in each case, not inconsistent with the terms of this Packaging Agreement, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

          (ii) The arbitration shall be conducted in English in New York, New York, if initiated by Idenix, or Boston, Massachusetts, if initiated by NPC, by a panel of three (3) persons experienced in the pharmaceutical business: within thirty (30) days after initiation of arbitration, each Party shall select one (1) person to act as arbitrators and the two (2) Party-selected arbitrators shall select a third arbitrator within five (5) days of their appointment. If the arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be appointed by the AAA as soon as practicable.

          (iii) Within ten (10) days after the designation of the arbitrators pursuant to Section 12.13(b)(ii) (the "Proposed Resolution Deadline"), each Party shall submit to the arbitrators and to the other Party a statement of all disputed issues and a proposed ruling on the merits of each such issue together with a brief or other written memorandum supporting the merits of its resolution.

          (iv) The arbitrators and the Parties shall then meet within five (5) days after the Proposed Resolution Deadline, at which time each Party shall have one hour to argue in support of its proposed resolution. The Parties shall not call any witnesses in support of their arguments. The Parties shall have the right to be represented by counsel.

          (v) The arbitrators shall use their best efforts to rule on the dispute within two (2) Business Days thereafter. The arbitrators shall resolve the dispute by a vote of the majority of the arbitrators selecting one of the two (2) proposed resolutions in its entirety, without substitution, deletion, addition or amendment. Such selected resolution shall be binding and conclusive upon the Parties. All rulings of the arbitrators shall be in writing and shall be delivered to the Parties. The arbitrators shall have no authority to award punitive or any other type of damages not measured by a Party's compensatory damages and demanded in its proposed resolution.

          (vi) Either Party may apply to the arbitrators for interim injunctive relief until the arbitration award is rendered or the dispute is otherwise resolved. Either Party also may, without waiving any remedy under this Packaging Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of that Party pending the arbitration award.

          (vii) The Party whose proposed resolution was not selected by the majority vote of the arbitrators shall pay the full costs of the arbitration and the reasonable costs and expenses of the prevailing Party, including, without limitation, reasonable attorneys' fees and travel and lodging costs.

          (viii) Except to the extent necessary to confirm an award or as may be required by law, neither a Party nor an arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both Parties.

          (ix) In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the dispute, controversy or claim would be barred by the applicable New York statute of limitations.

                  [Remainder Of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Packaging Agreement to be signed by their respective representatives thereunto duly authorized, all as of the date first written above.

                                        NOVARTIS PHARMACEUTICALS CORPORATION


                                        By:    /s/ James Edwards
                                            ------------------------------------
                                        Name:  James Edwards
                                              ----------------------------------
                                        Title: V.P. Supply Chain Management
                                               ---------------------------------


                                        IDENIX PHARMACEUTICALS, INC.


                                        By: /s/ Jean-Pierre Sommadossi
                                            ------------------------------------
                                            Jean-Pierre Sommadossi
                                            Chairman and Chief Executive Officer

           [Signature Page to Packaging Agreement Dated June 22, 2006]

                                    EXHIBIT 1
                                   BATCH SIZE

Product                      Batch Size
-------                      ----------
Telbivudine 600mg 30 count   [**] bottles

                                    EXHIBIT 2
                                QUALITY AGREEMENT

QUALITY AGREEMENT ON PACKAGING AND TESTING

                                     Between

                   IDENIX PHARMACEUTICALS, INC., CAMBRIDGE USA
                  as contract giver, subsequently named IDENIX

                                       and

           NOVARTIS PHARMACEUTICALS CORPORATION, EAST HANOVER, NJ, USA as contract acceptor, subsequently named NOVARTIS

                                  First edition


                                                                             1/1

QUALITY AGREEMENT ON PACKAGING AND TESTING

                                TABLE OF CONTENTS

   TABLE OF ENCLOSURES....................................................     3

   PREAMBLE...............................................................     4

1  SCOPE of the Agreement.................................................     4

2  Documents..............................................................     4
   2.1 Directives.........................................................     4
   2.2 Packaging Instructions, Specifications.............................     4
   2.3 Computer System Validation and Electronic Records..................     4

3  Change Management and Approval.........................................     4
   3.1 Approval of Changes to this Agreement..............................     5
   3.2 Approval of Changes................................................     5

4  Information Flow.......................................................     5
   4.1 Inspections........................................................     5
   4.2 Complaints.........................................................     6
   4.3 Recalls............................................................     6
   4.4 Product Quality Review.............................................     6
   4.5 Handling of Deviations.............................................     6

5  Instrument Qualification and Validation................................     6

6  Transport and Incoming product inspection..............................     6

7  Testing and Release of Packaging Components............................     7

8  PACKAGING of PRODUCTS..................................................     7
   8.1 Packaging Instructions.............................................     7
   8.2 Packaging Records..................................................     7
   8.3 Review of Batch Documentation......................................     7
   8.4 Storage and Packaging for Dispatch.................................     7
   8.5 Transport..........................................................     7
   8.6 Defective Products.................................................     8
   8.7 Release of Products to the Market..................................     8
   8.8 Stability Testing..................................................     8

9  Retention of Samples and Documentation.................................     8

                                    4-AUG-06


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

QUALITY AGREEMENT ON PACKAGING AND TESTING

10 Waste Material.........................................................     8

11 Term and expiration of the QA agreement................................     9

12 DEFINITIONS............................................................     9

13 List of Enclosures.....................................................     9

14 Signature:.............................................................    10

TABLE OF ENCLOSURES

ENCLOSURE A: List of QA/QC Liaisons.......................................    11
ENCLOSURE B: Table of Responsibilities....................................    12
ENCLOSURE C: List of Products.............................................    14
ENCLOSURE D: Directives, Manufacturing and Testing Documents..............    15


                                                                             3/3

QUALITY AGREEMENT ON PACKAGING AND TESTING

PREAMBLE

IDENIX and NOVARTIS have entered into that certain Packaging Agreement dated ___ (the "Packaging Agreement"). Under the Packaging Agreement, NOVARTIS will provide Packaging for IDENIX at its packaging facilities in Suffern (USA) and other related services for IDENIX.

IDENIX and NOVARTIS are to define their roles and responsibilities according to the intentions of the EU/PIC GMP Guidelines. In addition to the requirements below NOVARTIS will assure that the US Code of Federal Regulations and the corresponding national guidelines prevailing at the time of the manufacture are followed.

1    SCOPE OF THE AGREEMENT

This agreement defines contacts for all technical and quality matters (see Enclosure A: List of QA/QC Liaisons), assigns the roles and responsibilities of both parties (see Enclosure B: Table of Responsibilities). This agreement establishes the reliance of IDENIX on the decisions made by NOVARTIS for the Packaging (see Enclosure C: List of Products). It defines the packaging instructions and applicable directives (see Enclosure D).

2    DOCUMENTS

2.1  DIRECTIVES

If not otherwise defined in this agreement the provisions of NOVARTIS' quality management system and standard operating procedures shall be applied to NOVARTIS' operations.

2.2  PACKAGING INSTRUCTIONS, SPECIFICATIONS

The packaging instructions are binding and have to be applied in detail. If IDENIX'S specifications are incorporated into NOVARTIS' documentation, NOVARTIS will assure that these conversions are accurate and updated as appropriate. In addition, where possible, there should be a cross-reference in the master document to the appropriate IDENIX specification(s).

2.3  COMPUTER SYSTEM VALIDATION AND ELECTRONIC RECORDS

NOVARTIS is responsible that computer systems used for the packaging operations are validated. Approved validation protocols, reports, testing protocols & raw data and system operation procedures shall be available for inspection by IDENIX.

3    CHANGE MANAGEMENT AND APPROVAL

A change to be considered include changes to the agreement itself and changes relevant to the registration of products, such as to the packaging location, stability testing location, filed


                                                                             4/4

QUALITY AGREEMENT ON PACKAGING AND TESTING

stability protocols and packaging materials used. Furthermore, changes that could interfere with the quality of the products, such as to the testing procedures, instructions and specifications.

3.1  APPROVAL OF CHANGES TO THIS AGREEMENT

Amendments and addenda to this agreement and its enclosures may be made only by mutual agreement between the parties, and must be in writing.

3.2  APPROVAL OF CHANGES

IDENIX or NOVARTIS shall prepare a change request in writing. In this document, the following items shall be defined at least:

-    a comparative description of the change (current versus intended status)

-    the rational for the change

-    a GMP assessment

-    a business (cost/benefit) evaluation

For each change, an approval from IDENIX is necessary before implementation. Changes in specifications of material resulting from the update of compendia and pharmacopoeia may be made by NOVARTIS without formal request and are notified to IDENIX through the key-accounts (see Enclosure A) in a timely manner.

Registration relevant changes shall only be implemented after obtaining approval from the national health authorities. NOVARTIS shall be informed by IDENIX well in advance.

4    INFORMATION FLOW

4.1  INSPECTIONS

NOVARTIS agrees that its facilities, operations and quality systems are inspected by IDENIX initially and at reasonable intervals (but no more than [**]) thereafter in order to ensure coincidence with the registration of the products and compliance with GMP guidelines and applicable IDENIX guidelines. IDENIX may also conduct for cause audits regarding quality issues directly related to the products. NOVARTIS will correct audit observations in a timely manner where agreement is reached on such observations.

NOVARTIS shall allow foreign and local governmental authorities to inspect facilities, operations and quality systems, as it is necessary to facilitate, obtain or maintain the registration in the countries where IDENIX or its affiliates, licensees or distributors, as the case may be, desire to sell the products.


                                                                             5/5

QUALITY AGREEMENT ON PACKAGING AND TESTING

NOVARTIS will immediately inform IDENIX about critical or major issues encountered during authority inspections that might adversely affect the quality of products manufactured for IDENIX and about the proposed corrective actions.

4.2  COMPLAINTS

IDENIX is responsible for handling complaints from the market and shall reply to inquiries as promptly as possible. IDENIX shall provide the necessary information within [**] business days to NOVARTIS and render assistance to NOVARTIS as required. NOVARTIS shall without delay investigate technical complaints and report results to IDENIX within [**] business days at the latest. If the test period is unable to be met, NOVARTIS will notify IDENIX to arrange an agreed upon timeframe.

4.3  RECALLS

In a potential recall situation both parties will consult each other and agree on joint action. NOVARTIS shall co-operate in relation to the recall. IDENIX is responsible for liaison with health authorities and conducts the recall according to IDENIX' internal procedures.

4.4  PRODUCT QUALITY REVIEW

NOVARTIS will provide data for a Product Quality Review (PQR). IDENIX and NOVARTIS will mutually agree on a format and reporting responsibility, template and schedule of the PQR as laid down in Enclosure D.

4.5  HANDLING OF DEVIATIONS

Major deviations/failure investigations must be handled according to the corresponding standard operation procedure and will be reported to and reviewed by IDENIX. Minor deviations may be reported to IDENIX in the PQR.

5    INSTRUMENT QUALIFICATION AND VALIDATION

NOVARTIS agrees that packaging procedures must be validated and carried out under GMP rules. Furthermore, the packaging instructions shall be followed using calibrated and qualified equipment, computer systems and machines.

6    TRANSPORT AND INCOMING PRODUCT INSPECTION

IDENIX takes responsibility for transport from hand-over point of the bulk product directly to NOVARTIS' packaging facilities using Novartis specified broker and transporter. NOVARTIS will assure the inspection of the bulk material (for transport damages, authentic seals etc.) and documentation (transport documents, certificates etc.). Based on the results, NOVARTIS will


                                                                             6/6

QUALITY AGREEMENT ON PACKAGING AND TESTING

release the material for further processing. NOVARTIS will inform IDENIX on any deviation preventing packaging operations.

7    TESTING AND RELEASE OF PACKAGING COMPONENTS

Every batch of packaging materials used at NOVARTIS must be released for production of the contractual products and be in compliance with the specifications.

8    PACKAGING OF PRODUCTS

8.1  PACKAGING INSTRUCTIONS

NOVARTIS agrees that packaging of the products are carried out according to the agreed packaging instructions.

8.2  PACKAGING RECORDS

NOVARTIS agrees that clear structured batch documentation for each packaging operation is compiled and retained.

NOVARTIS assures that upon special requests from either Idenix or health authorities the following documents will be provided as copies within two (2) working days to IDENIX:

-    complete packaging record

-    certificate(s) of analysis of primary packaging materials and

-    test methods used.

8.3  REVIEW OF BATCH DOCUMENTATION

After review of the packaging documentation NOVARTIS is responsible that a statement of compliance with GMP (CoC, confirmation statement) is provided to IDENIX which is signed by a qualified person. A suitable format of this statement or document will be mutually agreed.

8.4  STORAGE AND PACKAGING FOR DISPATCH

NOVARTIS is responsible that the requirements as referenced in Enclosure D regarding the storage, labeling and packaging for dispatch of products are met.

8.5  TRANSPORT

Both parties agree that IDENIX is responsible for transport of the final products (EXWORKS) and their distribution.


                                                                             7/7

QUALITY AGREEMENT ON PACKAGING AND TESTING

8.6  DEFECTIVE PRODUCTS

IDENIX has the right to reject a batch, which does not meet the specifications or is not packed according to the agreed procedures and GMP requirements. IDENIX will inform NOVARTIS in writing of any defects not later than [**] business days after receipt of the products. However, concealed defects, which are typically not discovered by routine quality control measures, may be reported within [**] business days after their discovery.

8.7  RELEASE OF PRODUCTS TO THE MARKET

The release of the products to the market is the responsibility of IDENIX. The main responsibilities in this context are:

-    ensuring compliance with the marketing authorization,

- certifying that the batch has been manufactured and tested in accordance with the relevant GMP guidelines, whereby IDENIX may fully or in part rely on the decisions made and information provided by NOVARTIS or NOVARTIS' associates,

- deviations and changes have been authorized (internally and/or by regulatory authorities),

- ensuring that the batch records and retained samples (of the finally packed product) are readily available in case of inquiries, investigations or recalls.

8.8  STABILITY TESTING

NOVARTIS is responsible for maintaining a follow-up stability program under ICH conditions. IDENIX and NOVARTIS will mutually agree on a format, template and schedule of the stability report and in accordance with the schedule to be defined in Enclosure D. NOVARTIS may not make changes to filed stability protocols or Test Methods without IDENIX approval (see also chapter 3). NOVARTIS will investigate any stability failures and report results to IDENIX immediately upon confirmation of the failing result.

9    RETENTION OF SAMPLES AND DOCUMENTATION

NOVARTIS ensures that samples and documentation related to the packaging are retained as follows:

unprinted packaging material   [**] after initial release
Final packed product           [**]

10   WASTE MATERIAL

NOVARTIS will destroy waste material in a secure, documented and legal manner, preventing environmental problems and unauthorized use. Rejected packed product and any rejected labeling and packaging components bearing IDENIX' name must be defaced and/or incinerated.


                                                                             8/8

QUALITY AGREEMENT ON PACKAGING AND TESTING

11   TERM AND EXPIRATION OF THE QA AGREEMENT

This agreement forms an integral part of the Packaging Agreement and shall come to force and effect once signed by the parties hereto. The termination of this agreement shall be in accordance with the Packaging Agreement.

12   DEFINITIONS

See Packaging Agreement

13   LIST OF ENCLOSURES

ENCLOSURE A:   List of QA/QC Liaisons

ENCLOSURE B:   Table of Responsibilities

ENCLOSURE C:   List of Products

ENCLOSURE E:   Directives, Manufacturing and Testing Documents


                                                                             9/9

QUALITY AGREEMENT ON PACKAGING AND TESTING

14   SIGNATURE:

IDENIX PHARMACEUTICALS, INC.            NOVARTIS PHARMACEUTICALS CORPORATION


/s/ David Hallinan, PhD                 /s/ Johnny Mikell
-------------------------------------   ----------------------------------------
David Hallinan, PhD                     Johnny Mikell
Vice President Regulatory Affairs       Vice President PharmOps US QA


/s/ Leigh Boutilier                     /s/ Colin Bosch
-------------------------------------   ----------------------------------------
Leigh Boutilier                         Colin Bosch
Quality Assurance Specialist            Manager QA


                                                                           10/10

QUALITY AGREEMENT ON PACKAGING AND TESTING

ENCLOSURE A: LIST OF QA/QC LIAISONS

This enclosure shall be finalized before first delivery of packaged Product to IDENIX. One key-account from the QA departments shall be nominated to act as key-account to the other party.

                                     IDENIX

NAME              FUNCTION            ADDRESS
Leigh Boutilier   Quality Assurance   60 Hampshire Street
                                      Cambridge, MA 02139

TELEPHONE         FAX                 E-MAIL
617-995-9916      TBD                 Boutilier.leigh@idenix.com

                                    NOVARTIS

FUNCTION                 NAME             DEPT.   TELEPHONE      EMAIL
--------                 ----             -----   ------------   -----
VP Quality Assurance     Johnny Mikell      QA    845-368-6462   johnny.mikell@.novartis.com
Head of Compliance and
Documentation            Julie Sanchez*     QA    845-368-6292   Julie.sanchez@novartis.com
Batch Release            Kevin Lombardi     QA    845-368-6691   Kevin.Lombardi@novartis.com
Change Control           Veronica Grimm     QA    845-368-6475   Veronica.Grimm@novartis.com
Analytical Methods       Timothy Reilly     QC    845-368-6250   Timothy.Reilly@novartis.com
Stability                Shawn Wang         QC    845-368-6249   Shawn.Wang@novartis.com
Complaints Manager       Mary DeClerck      QA    845-368-6226   Mary.DeClerck@novartis.com

Key Contact*

IDENIX PHARMACEUTICALS, INC.            NOVARTIS


/s/ Leigh Boutilier                     /s/ Colin Bosch
-------------------------------------   ----------------------------------------
Leigh Boutilier                         Colin Bosch
Quality Assurance Specialist            Manager QA


                                                                           11/11

QUALITY AGREEMENT ON PACKAGING AND TESTING

ENCLOSURE B: TABLE OF RESPONSIBILITIES

I = IDENIX

N = NOVARTIS

GENERAL
Compliance with the  applicable code/s of GMP and quality systems            I     N
Confidentiality agreement                                                    I     N
Inspection, audit, and approval of facilities and quality systems and        I
evaluation of NOVARTIS licensing compliance

DOCUMENTATION
Approval of master packaging and labeling instructions                             N
Preparation of master packaging and labeling instructions                          N
Specifications for other packaging components (used for transport)                 N
Specifications for primary packaging                                         I
Specifications for printed packaging materials                               I
Specifications for secondary packaging materials                             I
Supply of safety and disposal data regarding materials and processes               N
Validation of computer systems                                                     N
Inspection of transport documents                                                  N

PACKAGING
Artwork supply                                                               I
Coincidence with dossier                                                     I
Approve packaging instruction                                                      N
Proof reading of text                                                        I
Purchase of primary packaging materials                                            N
Purchase of printing materials for printed packaging                               N
Purchase of secondary packaging materials                                          N
Quality control and release of secondary packaging materials                       N
Quality control of primary packaging materials                                     N
Release of packaging instruction                                                   N
Release of primary packaging materials                                             N
Release of printing materials                                                      N
Validation of critical parts of the process

QUALITY ASSURANCE
Approval of change requests (relevant to registration)                       I
Approval to rework product                                                   I
Conduct recall                                                               I
Final assessment of complaints                                               I


                                                                           12/12

QUALITY AGREEMENT ON PACKAGING AND TESTING

QUALITY ASSURANCE
Final release according GMP guidelines                                       I
Interfunctional evaluation of changes                                        I     N
Investigate requirement to recall product                                    I
Investigate technical customer complaints                                    I     N
Issue of Product Quality Review (Annual Product Review)                      I
Maintain customer complaint files                                            I
Preparation of change requests                                               I     N
Prepare and provide certificates of analysis, certificates of packaging            N
Provide reports regarding deviations or non-conformances during packaging          N
QA approval of process validation protocols and reports                            N
Recall of product                                                            I
Reference samples of finished packed product                                       N
Release of bulk product for packaging on behalf of responsible party (I)           N
Release of finished packed product for shipment                                    N
Reply to complaints                                                          I
Report to technical customer complaints                                      I
Responsibility for release of bulk product for packaging on behalf of        I     N
responisible party (I).
Retain records of packaging                                                        N
Retain records of packaging component testing                                      N
Retain samples of printed/unprinted packaging material                             N
Stability testing (FUST)                                                     I     N

IDENIX PHARMACEUTICALS, INC.            NOVARTIS


/s/ Leigh Boutilier                     /s/ Colin Bosch
-------------------------------------   ----------------------------------------
Leigh Boutilier                         Colin Bosch
Quality Assurance                       Manager QA


                                                                           13/13

QUALITY AGREEMENT ON PACKAGING AND TESTING

ENCLOSURE C: LIST OF PRODUCTS

This enclosure is mandatory. It shall be finalized before first packaging operation. The basis number is the link to the relevant documentation and is intended to be the baseline for the change control procedure.

BASIS NO   MATERIAL NO.   MATERIAL DESCRIPTION   ACCEPTOR'S NO.
--------   ------------   --------------------   --------------
1234567       123456                                 654321

IDENIX PHARMACEUTICALS, INC.            NOVARTIS


/s/ Leigh Boutilier                     /s/ Colin Bosch
-------------------------------------   ----------------------------------------
Leigh Boutilier                         Colin Bosch
Quality Assurance                       Manager QA


                                                                           14/14

QUALITY AGREEMENT ON PACKAGING AND TESTING

ENCLOSURE D: DIRECTIVES, PACKAGING AND TESTING DOCUMENTS

This enclosure shall be finalized before first packaging of Bulk Product. The references shall be in compliance with the marketing authorization and is intended to be the baseline for the change control procedure.

PACKAGING COMPONENTS

         NAME/MATERIAL
NO.   IDENTIFICATION NO.   PROCURED BY   TYPE OF DOCUMENT   DOCUMENT CODE   DATE OF ISSUE
---   ------------------   -----------   ----------------   -------------   -------------
1     Name                 G
      (Ident.No.)
2     Name                 G
      (Ident.No.)
3                          A
4                          A

T = Testing Monograph, P = Pharmacopoeia, O = other

PRODUCT QUALITY REVIEWS

         NAME/PRODUCT
NO.   IDENTIFICATION NO.   DEADLINE FOR SUBMISSION OF DATA
---   ------------------   -------------------------------
1
2


                                                                           15/15

QUALITY AGREEMENT ON PACKAGING AND TESTING

FOLLOW-UP STABILITY PROGRAM

This enclosure shall be finalized before first packaging of Bulk Product. The references shall be in compliance with the marketing authorization and is intended to be the baseline for the change control procedure.

NO.   PRODUCT   PACK. TYPE   STORAGE               TESTING SCHEDULE
---   -------   ----------   -------   ---------------------------------------
                                       [**]   [**]   [**]   [**]   [**]   [**]
1                  [**]        [**]    [**]   [**]   [**]   [**]   [**]   [**]
2                  [**]        [**]    [**]   [**]   [**]   [**]   [**]   [**]
                   [**]        [**]    [**]   [**]   [**]   [**]   [**]   [**]

[**]   [**]

----------

IDENIX PHARMACEUTICALS, INC.            NOVARTIS


/s/ Leigh Boutilier                     /s/ Colin Bosch
-------------------------------------   ----------------------------------------
Leigh Boutilier                         Colin Bosch
Quality Assurance                       Manager QA


                                                                           16/16